Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-238918) pertaining to the 2020 Omnibus Incentive Plan of International General Insurance Holdings Ltd. of our report dated April 8, 2024, with respect to the consolidated financial statements of International General Insurance Holdings Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2023.

/s/ Ernst & Young LLP

London, United Kingdom

April 8, 2024